Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Thomas Group Announces Reverse Stock Split Effective

August 13, 2010 at a Ratio of One-for-five Shares;

Frank Tilley named Chief Financial Officer

IRVING, TEXAS — July 29, 2010—Thomas Group, Inc. (NasdaqCM:TGIS) (the “Company”), a global change management and operations improvement consulting firm, announced today that its Board of Directors has unanimously approved a reverse stock split of the Company’s common stock effective as of the close of business on August 13, 2010 at a ratio of one new share for each five existing shares.  Computershare Trust Company, together with its affiliate Computershare, Inc., the transfer agent for the Company, will act as Exchange Agent for the exchange.

The Board of Directors acted in response to the approval by the Company’s Stockholders at the Annual Meeting on June 21, 2010 of a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation to permit the Board of Directors to effect, in its discretion, a reverse stock split of the Company’s common stock at a ratio within a range from one-for-two to one-for-five at any time on or before December 31, 2010. The reverse stock split will apply to all shares of the Company’s common stock issued and outstanding, all Treasury shares, and all unawarded or unvested shares under any approved stock plans.  The number of authorized shares will remain unchanged at 25,000,000 shares.

Stockholders will receive the forms and notices to exchange their existing share for new shares from the Exchange Agent or their broker after August 13, 2010. Any fractional shares resulting from the reverse stock split will be aggregated and sold by the Exchange Agent. Stockholders whose ownership interest will result in fractional shares as a result of the reverse stock split will receive a cash payment in lieu of the fractional shares based on the sales price of such fractional shares received by the Exchange Agent.

Additional details related to the reverse stock split may be obtained from the Company’s Proxy Statement dated April 30, 2010. A copy of the Proxy Statement is available on-line on the Company’s website under “SEC Filings” at http://www.thomasgroup.com/company/Company-information.aspx.

The Board of Directors also named Frank Tilley as Vice President, Chief Financial Officer, Treasurer, and Assistant Secretary.  He has served as the Company’s Vice President and Interim Chief Financial Officer since April 2008 under a contractual agreement with Tatum, LLC, an executive services firm which provides interim, full-time, and project executives in finance and technology. As previously disclosed, this agreement provides for the payment of a monthly fee to Tatum, LLC in addition to the salary and benefits paid directly to Mr. Tilley.  The Company has negotiated a reduced termination fee payable to Tatum, LLC to end this contract.  All other terms of his employment arrangement with the Company remain unchanged.

About Thomas Group

Thomas Group, Inc. (NasdaqCM:TGIS) is an international, publicly-traded professional services firm specializing in operations improvements and organizational change management. Thomas Group’s unique brand of process improvement and performance management services enable businesses to enhance operations, improve productivity and quality, reduce costs, generate cash and drive higher profitability. Known for Breakthrough Process Performance, Thomas Group creates and implements customized improvement strategies for sustained performance improvements in all facets of the business enterprise. Thomas Group has offices in Dallas and Washington, D.C. For more information, please visit www.thomasgroup.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act:

Any statements in this release that are not strictly historical statements, including statements about our beliefs and expectations, are “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements, including general economic and business conditions that may impact clients and the Company’s revenues, timing and awarding of customer contracts, revenue recognition, competition and cost factors as well as other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2009.  These forward-looking statements may be identified by words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “could,” “should,” “may,” “would,” “continue,” “forecast,” and other similar expressions. These forward-looking statements speak only as of the date of this release. Except as required by law, the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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For more information, contact

Michael McGrath

Thomas Group, Inc.

mmcgrath@thomasgroup.com

972.869.3400

http://www.thomasgroup.com